 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 12, 2014, Ascent Solar Technologies, Inc. (the “Company”) issued a press release announcing that it had regained compliance with the Nasdaq Stock Market Listing Rules that require maintenance of a minimum $1.00 bid price. On September 11, 2014, the Company received notification from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) after maintaining a closing bid price equal to or in excess of $1.00 for a minimum of ten consecutive trading days and that the Company's noncompliance with that rule had been rectified. As previously announced, the Company had been notified by Nasdaq on September 19, 2013 that its common stock did not satisfy Nasdaq’s minimum bid price requirement.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release titled “Ascent Solar Regains Compliance with NASDAQ Minimum Bid Price Rule” dated September 12, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 16, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Ascent Solar Regains Compliance with NASDAQ Minimum Bid Price Rule” dated September 12, 2014.